Exhibit 99.1

Ebix CEO Decides to Take Salary in Ebix Stock Instead of Cash, Besides the Company Commencing Purchase of Ebix Stock Under a New $100 Million Repurchase Commitment Over the Next 6 to 12 Months Period

JOHNS CREEK, GA - December 12, 2018 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, healthcare, financial and e-learning industries, today announced a number of key initiatives to enhance shareholder value and reflect the Company’s strong faith in its fundamentals.

The Company declared that the Ebix Compensation Committee has accepted the Ebix CEO Robin Raina’s request to forego his cash salary and instead accept Ebix stock for equivalent value every month, at the stock price prevailing at that time in the market. Ebix CEO will receive stock instead of cash for a period of time, until the stock price is $150 per share or the economic equivalent as adjusted for future corporate actions such as stock splits that may occur from time to time. With a present holding of approximately 3.8 million shares in Ebix at present, Robin made the decision in view of his strong faith in the Company’s fundamentals and future business outlook.

The Company also announced that it has decided to commit $100 million of cash to its stock repurchase plan with immediate effect, to take advantage of the present Ebix stock price. The Company intends to use its present cash reserves of approximately $170 million in addition to its operating cash flows, providing it with the ability to execute on this vision beginning immediately.

Robin Raina, Ebix president and CEO said, “We are extremely confident about the core fundamentals of the Company today and are excited about the business possibilities ahead of us. Towards that extent, we have decided to use our operating cash flows and cash reserves, to make acquisitions and repurchase Ebix stock; as we see buying Ebix Stock as a highly accretive transaction for our shareholders. Every share repurchased by the Company will be retired, thereby reducing diluted share count and in turn increasing diluted EPS for the Company.”

“I have personally owned Ebix stock since it was approximately 50 cents a share. I have sold very little Ebix stock over the last 19 years, except for a few sales, last in 2012, to pay for taxes on my stock gains. I am a firm believer in the Company’s fundamentals and in aligning my personal interests with the shareholders. Thus, it was a natural decision for me to request the Compensation committee to allow me receive my salary in Ebix stock instead of cash.”

“In my 20 years as CEO of Ebix, the Company has an enviable record of never having been on the wrong side of any regulatory or tax authority. Also, the Company has till date a record of having no differences with any statutory or consolidated auditors across the world in the last two decades.” Robin added, “We accept criticism with humility even when it comes from vested interests, while being proud of our unblemished record of 20 years. We have learnt from our past experiences that fundamentals finally always prevail over false rhetoric. Today we are more excited than ever about our future and we humbly intend to let time, cash and fundamentals to do the talking from here onwards.”

Exhibit 99.1

About Ebix, Inc.
With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 260,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending etc., in an emerging country like India. The Company’s Forex Exchange has an approximate 70% market share of India’s airport Foreign Exchange business encompassing 25 international airports like Delhi, Mumbai, Bangalore, Chennai and Kolkata International airports, while conducting over 1 million transactions per annum. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year. For further details, visit www.ebixcash.com

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes

Exhibit 99.1

in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:
Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com